Exhibit 99.2

Second Sight to Announce Five-Year Data from Argus II Clinical Trial Program

Study Results Will Be Presented at 39th Annual Macula Society Meeting

SYLMAR, Calif.—(BUSINESS WIRE) — Second Sight Medical Products, Inc. (EYES) ("Second Sight" or "the Company"), a developer, manufacturer and marketer of implantable visual prosthetics to provide some useful vision to blind patients, announced it will unveil five-year outcomes associated with the Argus® II Retinal Prosthesis System ("Argus II") during the 39th Annual Macula Society Meeting, being held February 24-27, 2016, at Eden Roc Miami Beach. James Handa, MD, the Robert Bond Welch Professor of Ophthalmology at the Johns Hopkins University Wilmer Eye Institute, will present the data for the first time during a session on Inherited Retinal Degeneration on Wednesday, February 24th at 6:12 p.m. Eastern Time.

Dr. Handa will present long-term results from an ongoing clinical trial (NCT00407602) assessing 30 individuals from 10 clinical centers blinded (i.e., with bare light perception or worse) from Retinitis Pigmentosa (RP) or similar disorders who were implanted with the Argus II. The data will represent over 200 cumulative patient-years of clinical trial follow-up and will demonstrate the ability for the retinal prosthesis to improve visual function over an extended duration.

“The release of this data represents a milestone in the fight against blindness, given the long-term benefits of the Argus II in restoring some useful vision to individuals blinded by RP. The extended follow-up data clearly demonstrate the utility of the Argus II system, and we have gained considerable knowledge about how best to utilize the device through this trial,” said Dr. Handa.

“We are excited about what this long-term follow up represents, both for patients and for our continued development efforts,” said Dr. Robert Greenberg, Chairman of Second Sight. “These data are compelling in demonstrating the validity of our approach and the reliability of our implants.”

One- and three-year data from the trial were previously published in the peer-reviewed journal Ophthalmology. For the study, three types of visual function tests were performed using computer-run assessments: square localization (i.e. object detection), direction of motion (i.e. motion detection) and discrimination of oriented gratings (i.e. visual acuity). Two types of real-world orientation and mobility (O&M) tests were also performed: a test where patients were asked to locate and touch a door, and a test where patients were asked to follow a white line on the floor. The Functional Low-Vision Observer Rated Assessment (FLORA), a multi-part instrument that was developed specifically for use in patients implanted with a retinal prosthesis who suffer from profound loss of vision or blindness, was used to assess the functional visual abilities of patients and how they use the Argus II to complete a series of common activities of daily living. Before the development of the FLORA, there were no accepted, standardized assessments of functional vision or quality of life that could be used to assess the kind of vision that is restored by a retinal prosthesis. Common assessment tools of functional vision that are available such as the National Eye Institute Visual Function Questionnaire (NEI-VFQ-25) or the Massof Activity Inventory have only a few items that can be completed by those with ultra-low vision, with the majority of test items requiring higher levels of spatial vision (ability to read, recognize faces, identify colors).

Earlier results from this trial were used to gain approval of the Argus II by the FDA in addition to CE Mark in Europe. The Argus II System is the first and only retinal implant to have both approvals. Although there are several research efforts in retinal prostheses worldwide, none has demonstrated the same level of reliability and efficacy as the Argus II did in a multi-centered, long-term, controlled clinical trial involving 30 subjects. Today over 180 patients have been treated with the Argus II.

Current research efforts by Second Sight include a feasibility study of the Argus II for individuals with Dry Age-Related Macular Degeneration; hardware and software upgrades for existing and future Argus II patients; and the development of a prosthesis for the primary visual cortex, the Orion™ I Visual Cortical Prosthesis, suitable for patients with other forms of blindness.

About the Argus® II Retinal Prosthesis System

Second Sight's Argus II System provides electrical stimulation that bypasses the defunct retinal cells and stimulates remaining viable cells inducing visual perception in individuals with severe to profound Retinitis Pigmentosa (RP). The Argus II works by converting images captured by a miniature video camera mounted on the patient's glasses into a series of small electrical pulses, which are transmitted wirelessly to an array of electrodes implanted on the surface of the retina. These pulses are intended to stimulate the retina's remaining cells, resulting in the perception of patterns of light in the brain. The patient then learns to interpret these visual patterns, thereby regaining some visual function. The system is controlled by software and is upgradeable, which may provide improved performance as new algorithms are developed and tested. The Argus II is the first artificial retina to receive widespread approval, and is offered at approved centers in Austria, Canada, France, Germany, Italy, Netherlands, Saudi Arabia, Spain, Switzerland, Turkey, United Kingdom and the United States.

About Second Sight

Second Sight's mission is to develop, manufacture and market innovative implantable visual prosthetics to enable blind individuals to achieve greater independence. Second Sight has developed, and manufactures, the Argus® II Retinal Prosthesis intended to provide some useful vision to individuals with outer-retinal degenerations such as Retinitis Pigmentosa (RP). Second Sight is also developing the Orion™ I Visual Cortical Prosthesis to restore some vision to individuals who are blind due to causes other than those currently treated by Argus II or other therapies. U.S. Headquarters are in Sylmar, CA, and European Headquarters are in Lausanne, Switzerland. For more information, visit www.secondsight.com.

Safe Harbor

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange and Exchange Act of 1934, as amended, which are intended to be covered by the "safe harbor" created by those sections. All statements in this release that are not based on historical fact are "forward looking statements." These statements may be identified by words such as "estimates," "anticipates," "projects," "plans," or "planned," "seeks," "may," "will," "expects," "intends," "believes," "should" and similar expressions or the negative versions thereof and which also may be identified by their context. All statements that address operating performance or events or developments that Second Sight expects or anticipates will occur in the future are forward-looking statements. While management has based any forward looking statements included in this release on its current expectations, the information on which such expectations were based may change. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including those risks and uncertainties described in the Risk Factors and in Management's Discussion and Analysis of Financial Condition and Results of Operations sections of our Annual Report on Form 10-K as filed on March 17, 2015 and our other reports filed from time to time with the Securities and Exchange Commission. We urge you to consider those risks and uncertainties in evaluating our forward-looking statements. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Except as otherwise required by the federal securities laws, we disclaim any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein (or elsewhere) to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

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